UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

SRS LABS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21123 (Commission File Number)	33-0714264 (I.R.S. Employer Identification No.)

2909 Daimler Street Santa Ana, California (Address of Principal Executive Offices)	92705 (Zip Code)

(949) 442-1070

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240.l4a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 2.01. Completion of Acquisition of Disposition of Assets.

On July 20, 2012, SRS Labs, Inc., a Delaware corporation (“SRS”), completed the previously announced merger with DTS Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of DTS, Inc. (“DTS”), whereby Merger Sub merged with and into SRS with SRS continuing as the surviving corporation (the “Merger”). Immediately following the effective time of the Merger (the “Effective Time”), SRS merged with and into DTS LLC (“Merger LLC”), a wholly owned subsidiary of DTS, with Merger LLC continuing as the surviving entity and a wholly owned subsidiary of DTS (the “Upstream Merger”).  The Merger and the Upstream Merger were effected pursuant to an Agreement and Plan of Merger and Reorganization, dated as of April 16, 2012, by and among SRS, DTS, Merger Sub and Merger LLC (the “Merger Agreement”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of SRS common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held in treasury or held by SRS, DTS or any of their wholly owned subsidiaries or dissenting shares in accordance with Delaware law) was converted into the right to receive, at the election of the holder but subject to proration, consideration in the form of (i) $9.50 in cash, without interest and less any applicable withholding taxes (the “Per Share Cash Consideration”) or (ii) 0.31127 of a share of DTS common stock (the “Per Share Stock Consideration”).  In addition, at the effective time of the merger, each (i) stock option to purchase SRS common stock that was outstanding automatically became fully vested and exercisable and was canceled in exchange for the right to receive a cash payment in an amount equal to the product of (a) the number of shares of SRS common stock subject to the stock option and (b) the excess if any, of (x) the Per Share Cash Consideration over (y) the exercise price per share subject to the stock option, without interest and less any applicable withholding taxes, and (ii) SRS restricted stock unit that was outstanding automatically became fully vested and was canceled in exchange for the right to receive a cash payment equal to the product of (a) the Per Share Cash Consideration and (b) the number of shares of SRS common stock subject to such restricted stock unit, without interest and less any applicable withholding taxes.

The final results of the Merger consideration election are as follows:

•                  Holders of approximately 86% of the outstanding shares of SRS common stock elected to receive the Per Share Cash Consideration;

•                  Holders of approximately 6% of the outstanding shares of SRS common stock elected to receive the Per Share Stock Consideration; and

•                  Holders of approximately 8% of the outstanding shares of SRS common stock made no election.

Because it was oversubscribed, the Per Share Cash Consideration underwent a proration adjustment.  As a result, each holder of SRS common stock electing to receive the Per Share Cash Consideration will receive the Per Share Cash Consideration for approximately 56.87% of the shares subject to the election, with the remaining number of such holder’s shares being converted into the right to receive the Per Share Stock Consideration.  Each holder of SRS common stock electing to receive the Per Share Stock Consideration and each holder of SRS common stock making no election with respect to their shares will receive the Per Share Stock Consideration.

In connection with the Merger, SRS stockholders will receive approximately 2.31 million shares of DTS common stock and approximately $66.87 million in cash in exchange for their shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to SRS’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2012.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 20, 2012, in connection with the completion of the Merger, SRS notified The NASDAQ Stock Market LLC (“NASDAQ”) that each outstanding share of SRS common stock was converted into the right to receive the Per Share Cash Consideration or the Per Share Stock Consideration in accordance with the terms of the Merger Agreement and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that shares of SRS common stock will no longer be listed on the NASDAQ Global Market.  Trading of SRS common stock on the NASDAQ Global Market was suspended prior to the opening of trading on July 23, 2012.  NASDAQ filed the Form 25 with the SEC on July 23, 2012.  SRS intends to file with the SEC a certification and notice of termination on Form 15 with respect to SRS common stock, requesting that SRS’ common stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of SRS with respect to its common stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the effective time thereof, holders of SRS common stock immediately prior to such time ceased to have any rights as stockholders in SRS (other than their right to receive the Per Share Cash Consideration or Per Share Stock Consideration pursuant to the Merger Agreement).

Item 5.01. Changes in Control of Registrant.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

In connection with the Merger and at the effective time thereof, a change of control of SRS occurred and SRS became a wholly owned subsidiary of DTS.

The aggregate purchase price paid for all shares of common stock of SRS was approximately 2.31 million shares of DTS common stock and $66.87 million in cash. In order to fund the cash consideration for the Merger, DTS obtained a line of credit by entering into a Loan Agreement, dated as of July 18, 2012, between DTS and Union Bank, N.A., together with the other lenders thereunder from time to time, which provides DTS with a $30 million revolving line of credit, with a $5 million sublimit for the issuance of standby and commercial letters of credit.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and at the effective time thereof, each of the then-current directors of SRS resigned from the SRS Board of Directors and all committees thereof.  Immediately following the effective time of the Merger, Jon Kirchner, Melvin Flanigan and Blake Welcher were appointed by DTS as directors of SRS.

Item 5.03. Amendments to Articles of Incorporation of By-laws; Change in Fiscal Year.

For the period of time between the effective time of the Merger and the effective time of the Upstream Merger, SRS’ certificate of incorporation and bylaws governed SRS, as the surviving corporation in the Merger.  At the effective time of the Upstream Merger, the certificate of formation attached hereto as Exhibit 3.1 became the certificate of formation of DTS LLC, as the surviving entity in the Upstream Merger, and the Limited Liability Company Agreement attached hereto as Exhibit 3.2 became the operating agreement of DTS LLC, as the surviving entity of the Upstream Merger.  Each of Exhibits 3.1 and 3.2 are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Formation of DTS LLC

3.2	Limited Liability Company Agreement of DTS LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS LLC (successor company to SRS Labs, Inc.)

	By:		/s/ Melvin Flanigan
		Name:	Melvin Flanigan
		Title:	Chief Financial Officer and Treasurer

Date: July 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Formation of DTS LLC

3.2	Limited Liability Company Agreement of DTS LLC